UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 28, 2015

CITRIX SYSTEMS, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	0-27084	75-2275152
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

851 West Cypress Creek Road

Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices) (Zip Code)

Telephone: (954) 267-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2015 Annual Meeting of Stockholders of Citrix Systems, Inc. (the “Company”) held on May 28, 2015 (the “Annual Meeting”), the Company’s stockholders approved the four proposals listed below. The final results for the votes regarding each proposal are set forth below. The proposals are described in detail in the Company’s Notice of Annual Meeting and Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on April 17, 2015 (the “Proxy Statement”).

Proposal 1

To elect Thomas F. Bogan, Robert M. Calderoni, Nanci E. Caldwell, Robert D. Daleo, Murray J. Demo, Francis deSouza and Asiff S. Hirji as directors to each serve for a one-year term expiring at the Company’s annual meeting of stockholders in 2016 or until his successor has been duly elected and qualified or until his earlier resignation or removal:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Thomas F. Bogan	124,782,779	499,797	759,469	10,106,632
Robert M. Calderoni	125,065,396	214,880	761,769	10,106,632
Nanci E. Caldwell	124,620,141	682,205	739,699	10,106,632
Robert D. Daleo	125,069,732	210,737	761,576	10,106,632
Murray J. Demo	124,650,806	650,737	740,502	10,106,632
Francis deSouza	125,072,149	210,820	759,076	10,106,632
Asiff S. Hirji	125,138,942	142,667	760,436	10,106,632

Proposal 2

To approve the 2015 Employee Stock Purchase Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
122,819,336	2,390,712	831,997	10,106,632

Proposal 3

To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015:

Votes For	Votes Against	Abstentions	Broker Non-Votes
129,707,578	2,966,848	3,474,251	0

Proposal 4

To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement:

Votes For	Votes Against	Abstentions	Broker Non-Votes
119,875,415	5,185,300	981,330	10,106,632

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Citrix Systems, Inc.

Dated: June 1, 2015	By:	/s/ David J. Henshall
		Name:	David J. Henshall
		Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer

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